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THE LOEWEN GROUP INC.
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(NYSE, TSE, ME: LWN)
          NEWS


Contact:
Thomas C. Franco
Broadgate Consultants, Inc.
Tel: (212) 232-2222


                  LOEWEN GROUP ANNOUNCES MANAGEMENT REALIGNMENT

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VANCOUVER, BC, November 20, 1998 -- The Loewen Group Inc. (NYSE, TSE, ME: LWN)
today announced that its Board of Directors has approved a realignment of the Company's senior management team. In the realignment, Paul Wagler assumes the position of Executive Vice-President Operations and Chief Operating Officer. Michael Weedon assumes the position of Executive Vice-President Administration, Accounting and Control and Chief Administrative Officer. Andrew Scott assumes the position of Senior Vice-President Finance and Corporate Development and Acting Chief Financial Officer. In addition Tim Hogenkamp assumes the position of Executive Vice-President Corporate Affairs. Each of these officers reports to Robert B. Lundgren, President, Chief Executive Officer and Co-Chairman of the Company.

The Loewen Group Inc. is the second largest funeral home and cemetery operator in North America. The Company employs approximately 16,000 people and owns or operates more than 1,100 funeral homes and over 500 cemeteries across the United States, Canada and the United Kingdom. Over 90 percent of the Company's revenue is derived from the United States.

The Loewen Group's website is located at http://www.loewengroup.com